Exhibit 99.2

NEWS RELEASE

August 24, 2011

NCR completes acquisition of Radiant Systems

Combination advances NCR’s strategy to move into fast growth, high-margin adjacencies and establishes leadership in hospitality and specialty retail

Duluth, Ga. – NCR Corporation (NYSE: NCR) today announced that it has completed its acquisition of Radiant Systems, Inc. (NASDAQ: RADS) through a merger, with Radiant becoming a wholly owned subsidiary of NCR.

“This acquisition is another demonstration of NCR’s strategy to expand into high-margin adjacencies and new industry segments, and is a major milestone towards the realization of our long-term business goals,” said NCR Chairman and CEO Bill Nuti. “Combining NCR’s global footprint and services capabilities with Radiant’s advanced software and strong channel partner network will create a superior portfolio of multi-channel solutions and bring new value to customers, while accelerating long-term growth.”

Prior to the merger, NCR acquired approximately 87 percent of Radiant’s outstanding shares (including all shares subject to guarantees of delivery) in connection with its previously announced tender offer. NCR also exercised its option to purchase additional shares of Radiant common stock that resulted in NCR owning one share more than 90 percent of the outstanding shares of Radiant, in order for NCR to perform a “short form” merger under Georgia law.

The aggregate value of the transaction totaled approximately $1.2 billion, excluding costs associated with the repayment of Radiant’s outstanding debt and fees related to the transaction. With the completion of the acquisition, Radiant’s common stock ceased to trade on the NASDAQ Global Select Market following market close today and will be delisted.

J.P. Morgan Securities LLC and Atlas Strategic Advisors, LLC acted as financial advisors and Womble Carlyle Sandridge & Rice, PLLC provided legal advice to NCR. Jefferies & Company, Inc. and SunTrust Robinson Humphrey, Inc. acted as financial advisors and DLA Piper LLP (US) provided legal advice to Radiant.

Note to investors—This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items and future economic performance, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties include those relating to: the uncertain economic climate, which could impact the ability of our customers to make capital expenditures, thereby affecting their ability to purchase our products, and consolidation in the financial services sector, which could impact our business by reducing our customer base; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-service technologies), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; the effect of currency translation; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of continued cost-control measures being taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; access to DVD inventory and the conversion to, and market adoption of, alternative methods of entertainment content delivery; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; the success of our pension strategy; compliance with requirements relating to data privacy and protection; expected benefits related to the acquisition of Radiant Systems, Inc. (“Radiant”) not materializing as expected; NCR and Radiant being unable to successfully implement integration strategies; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company leading how the world connects, interacts and transacts with business. NCR’s assisted- and self-service solutions and comprehensive support services address the needs of retail, financial, travel, healthcare, hospitality, entertainment, gaming, public sector, telecom carrier and equipment organizations in more than 100 countries. NCR (www.ncr.com) is headquartered in Duluth, Georgia.

NCR is a trademark of NCR Corporation in the United States and other countries.

Contacts:

NCR Media Relations

Richard Maton, 770-623-7874

richard.maton@ncr.com

NCR Media Relations

Cameron Smith, 770-623-7998

cameron.smith@ncr.com

NCR Investor Relations

Gavin Bell, 212-589-8468

gavin.bell@ncr.com